FLORIDA DEPARTMENT OF STATE
DIVISION OF CORPORATIONS

INSTRUCTIONS FOR RESTATED ARTICLES OF INCORPORATION

The following are instructions, a cover letter and sample restated articles of incorporation pursuant to Chapter 607 and 621 Florida Statutes (F.S.).

NOTE: THIS IS A BASIC FORM MEETING MINIMAL REQUIREMENTS FOR FILING RESTATED ARTICLES OF INCORPORATION.

The Division of Corporations strongly recommends that corporate documents be reviewed by your legal counsel. The Division is a filing agency and as such does not render any legal, accounting, or tax advice.

If changing the entity name, a preliminary search for name availability can be made on the Internet through the Division's records at www.sunbiz.org. Preliminary name searches are no longer available from the Division of Corporations. You are responsible for any name infringement that may result from your corporate name selection.

Pursuant to Chapter 607 or 621 F.S., the restated articles of incorporation **must** set forth the following:
1: The name of the corporation.
2: The text of the restated articles of incorporation.
3: A statement that the restated articles consolidate all amendments into a single document.
4. If one or more new amendments are included in the restated articles, the statements required under s. 607.1006 F.S. with respect to each new amendment.

<u>**An Effective Date**</u>: An effective date <u>**may**</u> be added to the Restated Articles of Incorporation, otherwise the date of receipt will be the file date. (An effective date can not be more than ninety (90) days after the date of filing).

<u>The fees for filing a restated articles of a profit corporation are</u>:

Filing Fee	$35.00
Certified Copy (optional)	$ 8.75 (plus $1 per page for each page over 8, not to exceed a maximum of $52.50).
Certificate of Status (optional)	$ 8.75

Make checks payable to: Florida Department of State

<u>Mailing Address:</u>
Amendment Section
Department of State
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314
(850) 245-6050

<u>Street Address:</u>
Amendment Section
Department of State
Division of Corporations
The Centre of Tallahassee
2415 N. Monroe Street, Suite 810
Tallahassee, FL 32303
(850) 245-6050

COVER LETTER

Department of State
Amendment Section
Division of Corporations
P. O. Box 6327
Tallahassee, FL 32314

SUBJECT: Ocean Bio-Chem, Inc.
CORPORATE NAME

Enclosed are an original and one (1) copy of the restated articles of incorporation and a check for:

☐ $35.00 Filing Fee	☐ $43.75 Filing Fee & Certificate of Status	☐ $43.75 Filing Fee & Certified Copy	☐ $52.50 Filing Fee, Certified Copy & Certificate of Status
		ADDITIONAL COPY REQUIRED	

FROM: ______________________________
Name (Printed or typed)

____
Address

____
City, State & Zip

____
Daytime Telephone number

____
E-mail address: (to be used for future annual report notification)

NOTE: Please provide the original and one copy of the document.

RESTATED ARTICLES OF INCORPORATION

In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME

The name of the corporation is: Ocean Bio-Chem, Inc.

ARTICLE II RESTATEDARTICLES

The text of the Restated Articles is as follows: The Articles of Incorporation of Ocean Bio-Chem, Inc. are hereby amended and restated in their entirety to read as follows:

Article 1 Name: The name of the corporation shall be Ocean Bio-Chem, Inc.

Article II Principal Office: The principal street and mailing address of the corporation is 4041 SW 47 Avenue, Fort Lauderdale, Florida 33326.

Article III Shares: The number of shares the corporation is authorized to issue is 100.

Article IV Registered Agent: The name of the registered agent is Capitol Corporate Services, Inc. and its Florida street address is 515 E. Park Avenue, 2nd Floor, Tallahassee, FL 32301.

ARTICLE III OFFICERS AND/OR DIRECTORS (optional)

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change X Add ___ Remove	PD	Philip Austin Singleton, Jr.	6275 Lanier Island Parkway Buford, GA 30518
2) ___ Change X Add ___ Remove	TS	Jack Ezzell	6275 Lanier Island Parkway Buford, GA 30518
3) ___ Change ___ Add X Remove	CFO	Jeffrey Barocas	4041 SW 47th Avenue Ft. Lauderdale, FL 33314
4) ___ Change ___ Add X Remove	PCD	Peter Dornau	4041 SW 47th Avenue Ft. Lauderdale, FL 33314
5) ___ Change ___ Add X Remove	VP	Gregor M. Dornau	4041 SW 47th Avenue Ft. Lauderdale, FL 33314
6) ___ Change ___ Add X Remove	VPO	William Dudman	4041 SW 47th Avenue Ft. Lauderdale, FL 33314

ARTICLE IV AMENDED REGISTERED AGENT (OPTIONAL)

The **name and Florida street address** (P.O. Box **NOT** acceptable) of the registered agent is:

Name: Capitol Corporate Services, Inc.

Address: 515 East Park Avenue, 2nd Floor
Tallahassee, FL 32301

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

______________________________ Required Signature/Registered Agent

______________ Date

ARTICLE VI ARTICLE CONSOLIDATION

These restated articles of incorporation consolidate all amendments into a single document;

ARTICLE VII REQUIRED ADOPTION INFORMATION

Check if applicable:

☑ The amendment(s) is/are being filed pursuant to s. 607.0120(11)€, F.S.

The date of each amendment(s) adoption is: ______________________
if other than the date this document is signed.

Adoption of Amendment(s) (CHECK ONE)

☐ The amendment(s) was/were adopted by the incorporators, or board of director without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the shareholders. Then number of votes cast for the amendment(s) by the shareholder was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting group. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s).*
"The number of votes cast for the amendment was/were sufficient for approval by

____
(voting group)

ARTICLE VIII EFFECTIVE DATE:

Effective date, if other than the date of filing: ___________________________. (OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than 90 days after the filing.)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

I submit this document and affirm that the facts stated herein are true. I am aware that the false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.

Dated: August 9, 2022

Signature: /s/ Jack Ezzell

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee or other court appointed fiduciary by that fiduciary)

Jack Ezzell

(Typed or printed name of person signing)

Secretary and Treasurer

(Title of person signing)